UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2009

Power-One, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29454	77-0420182
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

740 Calle Plano Camarillo, California		93012
(Address of principal executive offices)		(Zip Code)

(805) 987-8741

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Securities Purchase Agreement

On April 23, 2009, Power-One, Inc. (the “Company” or “Power One”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Silver Lake Sumeru Fund, L.P. and Silver Lake Technology Investors Sumeru, L.P. (collectively, “Silver Lake Sumeru”) pursuant to which Silver Lake Sumeru will invest $60 million of new capital in the Company consisting of $23.6 million to acquire 23,625 shares of a new series of convertible preferred stock (the “Preferred Stock”), $36.4 million to acquire $36,375,000 in aggregate principal amount of senior convertible notes due 2019 (the “New Notes”), and warrants to acquire 8.7 million shares of Power-One common stock (the “Warrants”).  The closing of the transaction is expected to occur by May 8, 2009 subject to the conditions to closing set forth in the Purchase Agreement.

The Warrants will be exercisable fifteen months after  issuance at an exercise price of $1.33 and will expire in seven years.  The Preferred Stock will pay quarterly dividends at a rate of 10% per year, and the New Notes will mature in 2019 and pay interest semi-annually at a rate of 6% per year the first year, 8% the second year and 10% thereafter.  Both the Preferred Stock and the New Notes will be convertible into Power-One common stock at a conversion price of $1.35, which represents an approximate 42.1% premium over the closing price of Power-One common Stock on April 23, 2009 of $0.95 a share.  The Company may force conversion of the Preferred Stock and call the New Notes for redemption under certain circumstances following the 30 month anniversary of their issuance.

The Preferred Stock and the New Notes may be redeemed at the request of the holders of such securities after the fifth anniversary of their original issuance at a redemption price equal to the purchase price plus accrued dividends or interest, as the case may be.  After the fifth  anniversary of the original issuance, the Company may redeem any or all of the New Notes and/or the Preferred Stock at the prices described in the preceding sentence.  The conversion price and exercise price for the Preferred Stock, the New Notes and the Warrants are subject to adjustment under certain circumstances.  The Company will enter into a customary registration rights agreement (the “Registration Rights Agreement”) with respect to the New Notes, Preferred Stock and Warrants upon issuance of such securities.

The holders of the Preferred Stock will have voting rights on an as-converted to common stock basis; provided, no such holder (together with its affiliates after taking into account any common stock or other voting equity held by such holders), exercise voting rights to more than 19.9% of Power-One’s outstanding voting power.  The Preferred Stock will entitle Silver Lake Sumeru, subject to certain conditions, to elect two Directors to the Company’s board of directors (the “Board”).  In conjunction with the closing of the transaction and pending the first election of Preferred directors, two individuals nominated by Silver Lake Sumeru will be appointed to the Board.  Additionally, Silver Lake Sumeru will have the right to nominate one independent candidate to stand for election to the Board beginning at the 2010 annual meeting.

Subject to certain limitations, no investor, individually or with its affiliates, may convert the Preferred Stock or New Notes into Power-One common stock or exercise the Warrants for Power-One common stock if upon such conversion or exercise such investor and its affiliates would beneficially hold more than 19.9% of Power-One’s outstanding Common Stock or voting power.

The Purchase Agreement contains customary representations, warranties and covenants by the parties.  The Purchase Agreement also includes customary closing and termination provisions for the Company and Silver Lake Sumeru.  There can be no assurance that the closing contemplated by the Agreement will occur, or will occur in a timely manner.  The description contained herein of the Purchase Agreement, the Preferred Stock, the New Notes,the Warrants and the Registration Rights Agreement  is qualified in its entirety by reference to the terms of the Purchase Agreement, the form of Certificate of Designations for the Preferred Stock, the form of Indenture for the New Notes, the form of Warrants and the form of Registration Rights Agreement, which are attached hereto as an exhibit and incorporated herein by this reference.

Noteholder Agreements

On each of April 21, 2009 and April 22, 2009, respectively, the Company entered into Consent and Purchase Agreements in substantially the form attached to the Purchase Agreement (collectively, the “Consent Agreements”) with two holders of the Company’s 8% Senior Secured Convertible Notes due 2013 (the “8% Notes”)

who collectively hold in excess of a majority of the 8% notes (collectively, the “Majority Holders”).  Pursuant to the Consent Agreements, Power-One agreed to repurchase an aggregate of $21.75 million of outstanding 8% Notes effective upon the closing of the transactions contemplated by the Purchase Agreement and obtained the consent of the Majority Holders to modify certain covenants in the indenture governing  the 8% Notes and the related pledge agreement, including to reduce the minimum cash requirement to the lower of $20 million or 50% of outstanding 8% Notes, to remove the minimum tangible net worth covenant, and loosen other restrictions that limit the total and secured debt the Company may incur.  In addition, the Majority Holders consented to the removal of the right of the holders of the 8% Notes to participate in future equity issuances by the Company and also agreed to permit the Company to dispose of certain assets that constituted a part of the collateral securing the 8% Notes, so long as the Company either reinvests the net proceeds from such disposition in the Company or makes an offer to repurchase, on pro rata basis, the outstanding 8% Notes up to the amount of the net proceeds not reinvested into the Company.  The description contained herein of the Consent Agreements is qualified in its entirety by reference to the terms of such documents, the form of which is attached to the Purchase Agreement attached hereto as an exhibit and incorporated herein by this reference.

Rights Agreement

The information set forth in Item 3.03 herein is incorporated by reference into this Item 1.01.

Item 3.02               Unregistered Sales of Equity Securities

See Item 1.01 above for information regarding the Company’s agreement to sell Warrants, shares of Preferred Stock and the New Notes.  These securities, when issued, will be issued without registration under the Securities Act of 1933, as amended (“Securities Act”), in reliance on the exemption from registration provided under Regulation D of the Securities Act.  The securities will be sold without underwriting discounts and commissions.

Item 3.03               Material Modification to Rights of Security Holders

Amended and Restated Rights Agreement

On April 23, 2009, prior to the execution of the Purchase Agreement, the Company and American Stock Transfer & Trust Company, LLC (the “Rights Agent”), entered into an Amended and Restated Rights Agreement (the “Rights Agreement”) which amended and restated the Rights Agreement between the Company and the Rights Agent, dated as of July 27, 2000.  The Rights Agreement provides that the transactions contemplated by the Purchase Agreement will not trigger the separation or exercise of the Rights (as defined in the Purchase Agreement).  Additionally, neither Silver Lake Sumeru nor its Affiliates (as defined in the Rights Agreement) or Associates (as defined in the Rights Agreement) will be deemed an Acquiring Person (as defined in the Rights Agreement) so long as such persons do not increase their ownership of Company securities in excess of the Standstill Limit (as defined in the Purchase Agreement).  The Qualified Offer (as defined in the Rights Agreement) provisions were removed in the Rights Agreement.  The amendment also reduced the ownership threshold to 4.9% for purposes of triggering the rights issued pursuant thereto.  The description contained herein of the Rights Agreement is qualified in its entirety by reference to the terms of such document, which is attached hereto as an exhibit and incorporated herein by this reference.

Item 8.01               Other Events.

On April 23, 2009, the Company issued a press release announcing that it has agreed to a significant $60 million privately issued minority investment by Silver Lake Sumeru.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

4.1

Amended and Restated Rights Agreement dated April 23, 2009, by and between Power-One, Inc. and American Stock Transfer & Trust Company, LLC (incorporated by reference to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on April 27, 2009).

10.1	Securities Purchase Agreement dated April 23, 2009, by and between Power-One, Inc., Silver Lake Sumeru Fund, L.P. and Silver Lake Technology Investors Sumeru, L.P. and all material exhibits thereto

99.1	Press release of the Company dated April 23, 2009 (incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 24, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2009

POWER-ONE, INC.
(Registrant)

	By:	/s/ Linda C. Heller
Linda C. Heller
Senior Vice President — Finance, Treasurer and Chief Financial Officer